CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K into HomeSide Lending, Inc.'s previously filed Registration Statements on Form S-3 File No. 333-84179, 333-78629 and 333-45603.


/s/ Arthur Andersen LLP
Jacksonville, Florida
June 6, 2000